                                           Exhibit 23.2



                           INDEPENDENT AUDITORS' CONSENT


      We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-08089 of Zycad Corporation on Form S-3 of our reports dated March 27, 1996 appearing in and incorporated by reference in the Annual Report on Form 10-K of Zycad Corporation for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
San Jose, California



August 1, 1996